UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

January 2, 2009
Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
 Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01    Other Events

On January 2, 2009, we announced that we submitted a New Drug Application (NDA) for Acurox® (oxycodone HCl/niacin) Tablets to the U.S. Food and Drug Administration (FDA) including a request for priority review.  The FDA is expected to determine whether to accept the NDA for filing and consider the priority review request within 60 days.  Acurox®, a patented, orally administered, immediate release tablet containing oxycodone HCl as its sole active analgesic ingredient, has a proposed indication for the relief of moderate to severe pain.  Acurox® utilizes Acura’s patented Aversion® Technology, which is designed to deter misuse and abuse by intentional swallowing of excess quantities of tablets, intravenous injection of dissolved tablets and nasal snorting of crushed tablets.

We have licensed the rights to the Acurox® tablets in the United States, Canada and Mexico to King Pharmaceuticals Research and Development, Inc. (“King”), a wholly-owned subsidiary of King Pharmaceuticals, Inc., pursuant to a License, Development and Commercialization Agreement dated as of October 30, 2007 between King and us, as amended.  A press release issued by us in connection with the NDA filing is furnished as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits

Exhibit Number	Description

99.1	Joint Press Release of the Registrant and King Pharmaceuticals, Inc. dated January 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer
Date:    January 2, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release of the Registrant and King Pharmaceuticals, Inc. dated January 2, 2009.